EXHIBIT 23.1



CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this 1999 Annual Report on Form 10-K into the Company's previously filed Registration Statements on Form S-8 (File Nos. 33-83378, 333-34313).




Arthur Andersen LLP

Las Vegas, Nevada
March 30, 2000